As filed with the Securities and Exchange Commission on October 13, 1998
                                                     Registration No. 333-40967
 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------


                            FINLAY ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)
                             ----------------------


            Delaware                                    13-3492802
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

  529 Fifth Avenue, New York, New York                         10175
(Address of Principal Executive Offices)                    (Zip Code)

             Finlay Enterprises, Inc. 1997 Long Term Incentive Plan
                            (Full title of the plan)

                              Bonni G. Davis, Esq.
                         Secretary and Corporate Counsel
                            Finlay Enterprises, Inc.
                                529 Fifth Avenue
                            New York, New York 10175
                     (Name and address of agent for service)

                                 (212) 808-2060
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            James Martin Kaplan, Esq.
                              Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 885-5000
                             ----------------------


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                                             Proposed maximum
 Title of securities to be            Amount to be               offering
        registered                   registered(1)           price per share(2)
--------------------------------------------------------------------------------
  Common Stock, par value
      $.01 per share                500,000 shares               $10.4603
================================================================================


=====================================================
    Proposed maximum
   aggregate offering                  Amount of
       price(2)                    registration fee
-----------------------------------------------------
    $5,230,150                          $1,543
=====================================================

_____________________

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in the 1997 Long Term Incentive Plan, as amended (the "Plan").

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as follows:
     (i) in the case of 363,933 shares underlying awards that remained available for grant under the Plan on the date of filing of this Registration Statement, based on the average of the high and low prices of the Common Stock reported on the Nasdaq National Market on October 8, 1998, which was $5.28125, and (ii) in the case of 136,067 shares underlying awards outstanding under the Plan on the date of filing of this Registration Statement, based on the aggregate exercise price of $3,308,128.94, the aggregate price at which the awards may be exercised, which averages $24.3125 per share.


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


Explanatory Note:
----------------

     This  Post-Effective  Amendment  No.  1 to  the  Registrant's  Registration
Statement on Form S-8 (Registration No. 333-40967) is being filed to increase the number of shares of Common Stock, par value $.01 per share, registered in connection with the Registrant's 1997 Long Term Incentive Plan, as amended, from 350,000 shares to 850,000 shares.

     The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-40967) are hereby incorporated by reference.
























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

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registrant's Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13th day of October, 1998.


                                FINLAY ENTERPRISES, INC.


                                By /s/Arthur E. Reiner
                                  ------------------------------------------
                                   Arthur E. Reiner
                                   President, Chief Executive Officer and
                                   Vice Chairman



     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


          Name                              Title                       Date
          ----                              -----                       ----

            *               Chairman of the Board and           October 13, 1998
-------------------------   Director
   David B. Cornstein


   /s/Arthur E. Reiner      President, Chief Executive Officer, October 13, 1998
-------------------------   Vice Chairman and Director
    Arthur E. Reiner        (Principal Executive Officer)


  /s/Barry D. Scheckner     Senior Vice President and Chief     October 13, 1998
-------------------------   Financial Officer (Principal
   Barry D. Scheckner       Financial Officer)


  /s/Bruce E. Zurlnick      Treasurer (Principal Accounting     October 13, 1998
-------------------------   Officer)
    Bruce E. Zurlnick


            *               Director                            October 13, 1998
-------------------------
   Norman S. Matthews


 /s/James Martin Kaplan     Director                            October 13, 1998
-------------------------
   James Martin Kaplan


            *               Director                            October 13, 1998
-------------------------
     Rohit M. Desai

            *               Director                            October 13, 1998
-------------------------
      Thomas H. Lee


            *               Director                            October 13, 1998
-------------------------
  Warren C. Smith, Jr.


  /s/Hanne M. Merriman      Director                            October 13, 1998
-------------------------
    Hanne M. Merriman



*By: /s/Arthur E. Reiner
    ---------------------
     Arthur E. Reiner
     Attorney-in-Fact

                                  EXHIBIT INDEX






EXHIBIT           DESCRIPTION


  4.1 Finlay Enterprises, Inc. 1997 Long Term Incentive Plan, as amended (the "Plan"), filed herewith.

  4.2 Form of agreement for employees relating to stock options granted under the Plan (incorporated by reference to Exhibit
                  4.2 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-40967)).

  4.3 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 28, 1995).

  4.4 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-88938)).


  5.1             Opinion of Tenzer Greenblatt LLP, filed herewith.

 23.1             Consent of Arthur Andersen LLP, filed herewith.

 23.2 Consent of Tenzer Greenblatt LLP, set forth in the opinion thereof filed herewith as Exhibit 5.1.

 24.1             Power of Attorney of Hanne M. Merriman, filed herewith.




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